                         MR SERVICE AGREEMENT


        THIS MR SERVICE AGREEMENT ("Agreement") by and between EDWARD
WHITE HOSPITAL, a Florida corporation (hereinafter called the "Hospital"), and MEDCROSS IMAGING, LTD., a Florida limited partnership
(hereinafter called the "Partnership").

Background Statements:

        I. The Partnership was formed for the purpose of providing mobile magnetic resonance imaging ("MR") service to hospitals.

        II. The Hospital has agreed to receive from the Partnership and the Partnership has agreed to provide to the Hospital mobile MR service upon the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, together with other valuable consideration, the adequacy and sufficiency of which is hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

        1. Background Statements. The background statements set forth above are true and correct and are incorporated herein by reference.

        2.  Mobile MR Service.

            (a) Upon the terms and conditions set forth herein, the Partnership shall provide mobile MR service to the Hospital and the Hospital shall receive from the Partnership and pay the Partnership for such mobile MR service in accordance with the terms hereof.
Service hereunder shall be provided by the Partnership with a 0.5
Tesla magnetic resonance imaging system (the "Imager") which is mounted in a mobile van. The Imager and the mobile van are hereinafter referred to as the "Mobile Unit".

            (b) The Hospital shall not obtain MR service other than from the Partnership during the term of this Agreement.

        3.  Representations.

            (a) In order to induce the Partnership to enter into this Agreement, the Hospital represents and warrants to the Partnership that the Hospital has received all necessary corporate authority to enter into and perform its obligations hereunder and the covenants and agreements of the Hospital set forth herein do not violate or conflict with any policy of liability insurance that the Hospital may have.

            (b) In order to induce the Hospital to enter into this Agreement, the Partnership represents and warrants to the Hospital that the Partnership has all necessary partnership authority to enter into and perform its obligations hereunder.

        4. Covenants and Responsibilities of the Partnership. The Partnership makes the following covenants to the Hospital and undertakes the following responsibilities:

            (a) it will provide the Mobile Unit at the Hospital at the designated time and place in accordance with the service schedule set forth herein;

            (b) it will provide one qualified technician who will perform MR scans in accordance with the information provided by the Hospital;

            (c) it will procure at its expense and, at all times during which service is provided to the Hospital hereunder, keep in full force and effect a maintenance contract for the maintenance of the Imager;

            (d) it will procure and, at all times during which service is provided to the Hospital hereunder, keep in full force and effect the following insurance coverage:

                  (i)  casualty insurance insuring the Mobile Unit;

                  (ii) such insurance with respect to the performance of its technicians provided with the Mobile Unit as the Partnership shall deem necessary;

                  (iii) excess liability insurance coverage to a limit of not less than $1,000,0000; and

            (e) it will provide a technician along with the Mobile Unit on each scheduled day of service, which technician shall be sufficiently trained to operate the Imager. The Hospital agrees that the Partnership is not required to and shall not provide professional interpretation services;

            (f) it will, as of the end of each day of service at the Hospital, provide to the Hospital hard copy images of each scan performed during such day of service; and

            (g) it shall have the exclusive right and responsibility to schedule patients for MRI scans subject to paragraph 7(b).

            (h) it will procure at its expense, Magnavist contrast media used for MRI patients.

        5. Covenants and Responsibilities of Hospital. The Hospital makes the following covenants to the Partnership and undertakes the following responsibilities:

            (a) it has and will, at its expense, procure and maintain during the term of this Agreement, all necessary approvals, licenses, consents, or waivers from any federal, state, regional, or local health planning agency or other governmental body for the performance of MR scans on patients at the Hospital utilizing the Mobile Unit;

            (b) it will prepare, and keep available at all times during the scheduled service during the term hereof, the parking site selected for the Mobile Unit as provided in paragraph 6(b) and will provide and keep available at all times during which services are provided hereunder the ancillary utilities (including, but not limited to, electrical power and connections for at least two telephone lines to handle calls to and from the Mobile Unit) in accordance with the specifications provided by the Imager and van manufacturers and by the Partnership. The Hospital agrees that, during the term of this Agreement, the Partnership may park the Mobile Unit at the parking site located at the Hospital and utilize the Hospital's utilities while the Mobile Unit is not otherwise in use;

            (c) it will implement policies and procedures: (i) for the delivery and retrieval of patients to and from the Mobile Unit;
(ii) for the care of patients during such delivery to and retrieval from the Mobile Unit and at all times that patients are located in the Mobile Unit; and, (iii) in order to comply with all governmental laws, ordinances, rules, and regulations applicable to building, equipment, and safety standards other than those applicable to the Mobile Unit itself;

            (d) it will provide a registered nurse or a licensed practical nurse who shall be present during the delivery and retrieval of patients and the performance of MR scans on any patients being cared for in the intensive care or cardiac care unit of the Hospital;

            (e) it will keep accurate records for the identification and care of patients while in the Mobile Unit and with regard to each scan performed utilizing the Imager while at the Hospital and shall insure that the patients execute informed consents prior to the performing of any services under this Agreement by the Partnership; provided, however, that the Partnership shall have the opportunity to review the consent form to be used by the Hospital and the Partnership's reasonable request for modification of such form shall be complied with by the Hospital;

            (f) it will deliver and retrieve patients, along with the patients' medical records, to and from the Mobile Unit as and when they are scheduled using its personnel;

            (g) it will be responsible for providing such personnel, procedures, equipment, and facilities as shall fully comply with all Department of Labor and Industry regulations together with all other applicable requirements for ingress and egress to and from the Hospital and the Mobile Unit;

            (h) it will be responsible for providing a licensed physician together with such other medical personnel as may be required to assist the physician, who, during the period when the Hospital's patients are in the Mobile Unit, perform or cause to be performed all tasks of general supervision, diagnosis, and patient care in accordance with all applicable professional standards, the Hospital's bylaws and medical staff bylaws, contracts and procedures, and all other regulations, restrictions, and other requirements of the Hospital. The physician provided by the Hospital shall be solely responsible for reading and/or determining the results of the scanning service. Such physician shall be responsible for communicating those results to the referring physician, appropriate members of the Hospital's staff, and to the patients. Provided, however, that the supervising physician or his or her designee shall be present to administer all intravenous contrast media and to attend the patient until such time as the scanning service is completed and the patient is removed from the Mobile Unit. Nothing in this Agreement or in the actual operation of the Mobile Unit shall impair or impede or shall limit the physician's medical judgement exercised for or on behalf of such patient;

            (i) it will procure and, at all times during which service is provided to the Hospital hereunder, keep in full force and effect liability insurance coverage with respect to the performance of MR scans utilizing the Mobile Unit with a limit of not less than $1,000,000;

            (j) it will provide all consumable medical supplies used in operating the Imager, including, but not limited to, single emulsion film, and magnetic storage media; and

            (k) the Hospital recognizes that the Partnership's entrance into this Agreement is induced in part by the covenants and assurances made by the Hospital that the Hospital will not hire the Partnership's employees since irrevocable harm and damage will be done to the Partnership in the event that the Hospital hires any employee of the Partnership. Therefore, the Hospital agrees that during the term of this Agreement, and for a period of one year thereafter, the Hospital shall not, directly or indirectly, hire, contract with, or be in any way associated with any employee or former employee of the Partnership. In addition, the Hospital agrees that the hiring of any such employee or any attempt to induce any such employee to terminate his or her employment with the Partnership shall be a breach of this restrictive covenant and shall entitle the Partnership to injunctive relief without the necessity of bond, all in addition to any other rights to which the Partnership is entitled and, provided further, that the Hospital agrees that the Partnership's employees may be provided by Medcross, Inc., a Florida corporation ("Medcross"), pursuant to a Management Agreement between the Partnership and Medcross and, in that case, the Medcross employees shall be considered to be employees of the Partnership for purposes of this restrictive covenant.

        6. Joint Responsibilities and Covenants of the Partnership and the Hospital. The following are joint responsibilities and covenants of the Partnership and the Hospital:

            (a) to cooperate and share information, to execute all documents reasonably required, and to make their personnel available as may be reasonably required to assist each other in obtaining such state, local, and other governmental approvals as may be required (i) for the operation of the Mobile Unit, (ii) to qualify for cost reimbursements, and (iii) to obtain such approvals as may be necessary in order that the MR services provided shall be reimbursable by third-party payors;

            (b) mutually agree upon an appropriate parking location on the current premises of the Hospital for the operation of the Mobile Unit. The Partnership shall have final approval of the parking site, which approval shall not be unreasonably withheld;


            (c) allow each other reasonable access to all facilities, personnel, and records as may be necessary for each to keep books of account, prepare reports to governmental agencies, submit claims for reimbursement, and the like. The Partnership may from time to time specify the information that such records shall contain and may obtain copies or summaries of such records. All information obtained shall be kept confidential to the extent that it may involve records or reports of any patient treatment; and

            (d) to provide to each other certificates of all insurance carried by them pertaining to the operations contemplated herein.

        7.  Scheduling.

            (a) Subject to the provisions of paragraph 7(b), the Partnership shall provide service to the Hospital on the days set forth in the service schedule attached hereto as Exhibit "A". Service shall commence on the first scheduled day of service on or after the Commencement Date.

            (b) During each full day of service, the Mobile Unit shall be available for the performance of scans from 7:00 a.m. to 6:00 p.m. The first patient during each day of service shall be scheduled before 9:00 a.m. and patients shall be scheduled on a consecutive basis thereafter. The Mobile Unit and the technician may be removed from the Hospital at any time after the scan on the last scheduled patient has been completed, even if it is before 6:00 p.m. The Partnership shall not be obligated to commence any scans after 5:00 p.m. However, if all scheduled patients cannot be completed before 6:00 p.m., the Partnership may, in its discretion, make the Mobile Unit available for scans after 6:00 p.m. In the event that any scheduled day of service falls on any one of the following holidays, the Hospital shall have the option of electing not to receive service on that day: New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, Christmas Eve, and Christmas Day. In the event that the Hospital elects not to receive service during any such holiday, upon request of the Hospital, the Partnership will use its best efforts to reschedule the Mobile Unit during the next available unscheduled day, which may be a weekend or a holiday.

            (c) The Hospital understands that the Imager is a complex mechanical and electronic device, that there may be times that it will break down and that it will break down and that it is impossible to predict when that will occur. The Imager must also undergo periodic maintenance. Anything to the contrary set forth herein notwithstanding, in no event shall the Partnership be liable to the Hospital as a result of the unavailability of the Mobile Unit for any reason.

        8.  Charges for MR Service.

            (a) The following definitions apply for purposes of this paragraph 8:

                  (i) "Standard Charge" means $350 per MR scan completed utilizing the Mobile Unit while located at the Hospital.

                  (ii)                   "Minimum Monthly Charge"
means the number of days during the month the Mobile Unit is scheduled and available for service multiplied by seven (7) scans per day, and further multiplied by the Standard Charge.

                  (iii) "Incomplete Scan Charge" means $100 per MR scan that cannot be completed due to reasons such as claustrophobia, etc., or whenever a radiologist requests the patient return on a separate day from the day the original scan was performed to scan additional sequences on the same anatomical area.

                  (iv) "Letter of Protection (LOP) Patient" means a patient where legal counsel, pursuant to a lawsuit, has issued a written request for immunity from payment of charges until settlement of the lawsuit.

            (b) The Partnership will provide the Hospital with an invoice at the end of each month for the greater of: (i) the Standard Charge for each MR patient scan completed plus any Incomplete Scan and LOP charges; or, (ii) the Monthly Minimum Charge plus any Incomplete Scan charges and LOP charges. Invoices shall be paid within thirty
(30) days.

            (c) The Partnership shall mail a statement of account to the Hospital as of the first day of each month. If any invoices are past due as of the statement date, the Hospital shall pay late charges in an amount equal to 1-1/2% per month of the amount of each past due invoice. In addition to any and all remedies available to the Partnership for defaults hereunder by the Hospital, in the event that there are any invoices to the Hospital from the Partnership that are 15 days or more past due the Partnership may require the Hospital to pay in cash not less than five days prior to a scheduled day of service for each scan scheduled for that day.

            (d) The Hospital's obligation to pay the charges set forth herein to the Partnership is absolute and unconditional at the time that MR scans are performed utilizing the Mobile Unit while located at the Hospital. The obligation of the Hospital to pay the charges set forth herein to the Partnership is distinct and independent from the payment to the Hospital by or on account of the patients scheduled by the Hospital for MR scans. The collection and discharge of such patient accounts are the sole responsibility of the Hospital and not of the Partnership.

            (e) The Partnership shall be responsible for the billing and collection for all services rendered to Letter of Protection Patients. The Partnership shall issue a credit to the Hospital to cover the cost of supplies used in the amount of $40 per Letter of Protection Patient with an additional credit of $100 for each patient utilizing contrast material. The credit will be issued monthly.

        9.  Indemnification.

            (a) The Hospital shall indemnify and hold harmless the Partnership, its partners (exclusive of the Hospital in the event that the Hospital is a partner of the Partnership), its employees, and the directors, officers, and employees of the general partner of the Partnership (each of the foregoing is herein referred to as an "Indemnitee") from and against any and all Loss arising in connection with or as a result of (i) any breach hereof by the Hospital; (ii) the presence of the Mobile Unit at the designated parking space, (iii) the movement of any person to and from or within the Mobile Unit, (iv) any failure to diagnose conditions in any patient, unless due to the negligence of the Partnership or its employees, or (v) any other matter involving professional malpractice or negligence on the part of the Hospital or its employees.

            (b) The Partnership shall indemnify and hold harmless the Hospital and its directors and trustees, officers, and employees from and against any and all Loss arising in connection with or as a result of (i) any breach thereof by the Partnership; (ii) any matter involving negligence on the part of the Partnership or its employees; and (iii) any injury to any person or damage to property occurring while the Mobile Unit is in transit.

            (c) If any event shall give rise to an assertion by a party hereto that the other party should indemnify it, the party claiming indemnification shall promptly give written notice to the other, setting forth the basis of the claim. The parties shall cooperate to ensure that any lawsuit or claim is answered in a timely fashion. The indemnifying party may appoint counsel to defend the matter, although such counsel shall be acceptable to both parties.
The indemnified party may, however, at its discretion, participate in the defense of such matter and may be represented by its own counsel, and such shall not be deemed to waive its right to indemnification for expenses of attorneys. The indemnified party may not settle, compromise, or pay any matter without the express, prior consent of the indemnifying party. The right to obtain indemnification hereunder shall survive any termination of this Agreement and shall not be subject to any right of set-off or counterclaim.

            (d) For the purposes of this paragraph 9, the term "Loss" shall mean any loss, damage, liability, cost, and expense including, without limitation, any interest, fine, court costs, reasonable investigation costs, penalties, and attorneys' and expert witness fees (including such fee in all trials, appeals, and administrative proceedings), disbursements, and expenses.

            (e) Each party's obligations to indemnify the other party hereunder is independent of and not affected by the availability or non-availability of any insurance coverage or payment under any policy of insurance, from any trust fund, or otherwise nor shall the obligation of the party to indemnify the other party hereunder be affected by any change in insurance, reduction in coverage, change in policy terms, creation of trust funds, or any other cause.

        10. Managing Agent. The Hospital acknowledges that the Partnership has contracted with Medcross to act as its management agent. The Hospital agrees to cooperate fully with Medcross and its employees and to accept the requests and directions of Medcross as representing those of the Partnership.

        11. Default and Termination.

            (a) It shall be an event of default by the Hospital if any one of the following events shall happen:

                  (i)  the Hospital shall fail to pay to the
Partnership the charges provided for in paragraph 8 when due;

                  (ii) the Hospital shall fail to keep, observe, or perform any other covenant, agreement, term, or provision of this Agreement to be kept, observed, or performed by the Hospital and any such failure shall continue for a period of 30 days after notice thereof is given by the Partnership to the Hospital; provided, however, if any such failure may, in the opinion of the Partnership, adversely affect the safety of patients, or constitutes a violation of applicable law, rule, or regulation of a governmental authority, such default shall be cured immediately by the Hospital.

                  (iii) the Hospital shall apply for or consent to the appointment of a receiver, trustee, or liquidator of the Hospital of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they come due, make a general assignment for the benefit of creditors, file a petition of an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against the Hospital in any bankruptcy, reorganization, or insolvency proceeding, or the entry of an order, judgement, or decree by a court of competent jurisdiction, on the application of a creditor, adjudicating the Hospital a bankrupt or insolvent or approving a petition seeking reorganization of the Hospital or appointing a receiver, trustee, or liquidator of the Hospital or if all or a substantial part of its assets and such order, judgement, or decree shall continue unstayed and in effect for a period of 60 consecutive days.

            (b) In the event of an occurrence of an event of default by the Hospital, the Partnership shall have the right to terminate this Agreement upon ten (10) days' written notice to the Hospital given at any time after the period of grace applicable thereto, and thereupon this Agreement shall terminate upon the expiration of such ten (10) day period. Provided, however, (i) if the default is for failure of the Hospital to pay when due the charges provided for in paragraph 8, the Partnership may terminate this Agreement effective immediately upon the delivery to the Hospital of written notice of termination, and (ii) if any default may adversely affect the safety of patients, or constitutes a violation of applicable law, rule, or regulation of a governmental authority, the Partnership may immediately suspend service hereunder without prejudice to its termination rights hereunder.

            (c) It shall be an event of default by the Partnership if any one of the following events shall happen:

                  (i) the Partnership shall fail to keep, observe, or perform any covenant, agreement, term, or provision of this Agreement to be kept, observed, or performed by the Partnership and any such failure shall continue for a period of 30 days after written notice thereof given by the Hospital to the Partnership;

                  (ii) the Partnership shall apply for or consent to the appointment of a receiver, trustee, or liquidator of the Partnership or of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they come due, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or file an answer admitting the material allegations of a petition filed against the Partnership in any bankruptcy, reorganization, or insolvency proceeding, or the entry of an order, judgement, or decree by a court of competent jurisdiction, on the application of a creditor, adjudicating the Partnership a bankrupt or insolvent or approving a petition seeking reorganization of the Partnership or appointing a receiver, trustee, or liquidator of the Partnership or of all or a substantial part of its assets and such order, judgement, or decree shall continue unstayed and in effect for a period of 60 consecutive days.

            (d) In the event of an occurrence of an event of default by the Partnership, the Hospital shall have the right to terminate this Agreement upon 10 days written notice to the Partnership given at any time after the period of grace applicable thereto, and thereupon this Agreement shall terminate upon the expiration of such 10 day period.

            (e) The termination of this Agreement under the provision of paragraphs 11(b) and 11(d) shall not affect the rights of the Hospital or the Partnership with respect to any damages they have suffered as the result of any breach of this Agreement, nor shall it affect the rights of the Hospital or the Partnership with respect to liability or claims accrued, or arising out of events occurring, prior to the date of termination. Neither the right of termination nor the right to bring an action for damages nor any other remedy available to either party hereunder shall be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity.

        12. Term.  This Agreement shall continue for a period of one
(1) year beginning March 1, 1996 (the "Commencement Date") and shall be renewed automatically for additional one-year terms unless either party notifies the other party in writing at least ninety (90) days prior to the end of the then current term of its intent not to renew.


        13.       Force Majeure.

            (a) Anything to the contrary set forth herein notwithstanding, in the event that the Partnership is rendered unable, wholly or in part, by force majeure (as hereinafter defined) to carry out its obligations under this Agreement, then it shall give to the Hospital prompt notice of the force majeure with reasonably full particulars; thereupon, the obligations of the Partnership, so far as they are affected by the force majeure, shall be suspended. The Partnership shall use all reasonable diligence to resume its obligations as quickly as possible to the extent the same is within its reasonable control.

            (b) The term "force majeure" shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, accident, unavailability of equipment due to maintenance, whether preventative or otherwise, delay in delivery of equipment, inoperability of equipment, adverse weather conditions, and any other cause whether of the kind specifically enumerated above or otherwise which precludes the Partnership's performance hereunder and is not reasonably within the control of the Partnership.

        14. Miscellaneous.

            (a) It is expressly understood that the systems, methods, procedures, written materials, and controls employed by the Partnership in the performance of this Agreement are proprietary in nature, shall remain the property of the Partnership, and shall not at any time be utilized, distributed, copied, or otherwise employed or acquired by the Hospital unless approved by the Partnership.

            (b) Notwithstanding the place where this Agreement may be executed by either of the parties, this Agreement, the rights and obligations of the parties, and any claims and disputes relating thereto shall be subject to and governed by the laws of the State of Florida as applied to agreements among Florida residents to be entered into and performed entirely within the State of Florida. Such laws shall govern all aspects of this Agreement.

            (c) This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings, agreements, and representations. No amendment of this Agreement shall be binding or of any effect unless in writing duly signed by both parties hereto.

            (d) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be assigned by either party to a successor in interest to all or substantially all of the assets or business of the assigning party who shall promptly notify the other party of the assignment of this Agreement. Any other assignment by a party (except a collateral assignment by the Partnership to a financial institution or lessor which makes available funds for the Mobile Unit) shall require the prior written consent of either party, which consent shall not be unreasonably withheld.

            (e) No waiver by any party hereto of any default of or breach by any other party under this Agreement shall operate as a waiver of any future default or breach, whether of like or different character or nature.

            (f) Any notice required or permitted by this Agreement shall be in writing and shall be deemed given at the time it is deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the party to whom it is to be given as follows:

        HOSPITAL: Edward White Hospital
                  2323 9th Avenue North
                  St. Petersburg, FL  33713
                  ATTN:  Joel Snook

        COMPANY:  Medcross Imaging, Ltd.
                  3227 Bennet Street North
                  St. Petersburg, FL  33713
                  ATTN:  Doree' Michon

Either party may change its address to which notices shall be sent by a notice similarly sent.

            (g) To the extent required by law, the Partnership hereby agrees that for a period of four years after this Agreement terminates, it shall make available upon written request of the Secretary of Health and Human Services or upon request of the Controller General or any duly authorized representative thereof, this Agreement and the books, documents, and records that may be necessary to certify the nature and extent of the costs related to this Agreement with the Hospital and, furthermore, the Partnership agrees that, if any of the value or cost of any work is provided pursuant to a subcontract with a value of $10,000 or more, the Partnership shall require that any such subcontractor sign a similar agreement to make its books and records available for such four-year period of time.

            (h) In the event of any litigation between the parties arising out of or relating to this Agreement, the prevailing party shall be entitled to recover all of its costs and expenses including, but not limited to, reasonable attorneys' fees, including attorneys' fees in all trials, appeals, and administrative proceedings.

        The parties hereto have executed this Agreement as of the 1st day of October, 1995.

MEDCROSS IMAGING, LTD., a Florida limited partnership

                                         BY:  MEDCROSS, INC., General Partner


                                         By: /s/ Doree Michon
                                         As  Vice President - Operations


                                         EDWARD WHITE HOSPITAL, a
                                         Florida corporation


                                         By: /s/ Barry S. Stokes
                                         As CEO
                                                            "HOSPITAL"

                              EXHIBIT "A"

                          Schedule of Service


                          DAY             TIME<F1>

                        Monday         7:00 a.m. - 6:00 p.m.
                      Wednesday        7:00 a.m. - 6:00 p.m.
                       Thursday<F2>    7:00 a.m. - 6:00 p.m.
                        Friday         7:00 a.m. - 6:00 p.m.
                       Saturday<F2>            -----


























<F1>
1       See paragraph 7 regarding the terms of scheduled days of
service.
<F2>
2 Saturday and Thursday service is provided on an "as needed" basis by the Partnership. The Partnership may terminate Saturday or Thursday service at any time upon two-weeks notice to the Hospital, and therefore, will not consider Saturday or Thursday as a day of service for the purpose of calculating the Daily Minimum Charges.
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